Exhibit 99.1

PETROHAWK ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

Pro Forma Production Up 37% Year Over Year;

Lease Operating Expense Reaches All-Time Low at $0.43 per Mcfe

Latest Haynesville Shale Well Placed on Production at 15.7 Mmcfe/d

Eagle Ford Shale Acreage Up 50% to 150,000 Net Acres

HOUSTON—November 6, 2008—Petrohawk Energy Corporation ("Petrohawk" or the "Company") (NYSE:HK) today announced its third quarter 2008 financial results as well as updates on a new Haynesville Shale well and on the Company’s acreage position in the Eagle Ford Shale play. A comprehensive quarterly operational update was released on October 21, 2008.

Petrohawk’s production for the third quarter averaged 315 million cubic feet equivalent per day (Mmcfe/d), in-line with the mid-point of guidance for the quarter. Production grew by approximately 11% over second quarter 2008 and by 37% over the same period one year ago, adjusted for the 2007 sale of the Gulf Coast division. Total production for the third quarter was 29.0 billion cubic feet of natural gas equivalent (Bcfe), 92% of which was natural gas.

The Company generated revenues of $305 million for the quarter, an increase of 43% over the same period of 2007, bolstered by higher commodity price realizations. Cash flow from operations before changes in working capital (cash flow from operations, a non-GAAP measure) was $177 million, or $0.74 per fully diluted common share, for the quarter. After adjusting for selected items, net income for the quarter was $0.19 per fully diluted common share, or $44 million after tax, versus $29 million, or $0.17 per fully diluted common share one year ago (see Selected Item Review and Reconciliation table for additional information). Selected items for the third quarter include a $424 million non-cash derivative gain due to the accounting effect of lower commodity prices on the Company’s long-term derivative position. Before excluding selected items, $305 million in net income was reported for the quarter.

Lease operating costs, an important measure of the durability of the Company’s core assets, are an ongoing focus at Petrohawk. Third quarter per unit lease operating costs were the lowest in the Company’s history at $0.43 per Mcfe, compared to $0.50 per Mcfe reported for the second quarter of 2008 and $0.57 per Mcfe reported for the third quarter of 2007. Since third quarter 2007, per unit lease operating costs have decreased by 25%. Total operating costs for the quarter, including lease operating, taxes other than income, workover, gathering and transportation costs, were $1.34 per Mcfe.

During the third quarter, natural gas price realizations were $9.68 per Mcf, or 95% of the average NYMEX price for the quarter of $10.24. Oil price realizations were $117.14 per Bbl. This figure reflects a realization of 99% of the average NYMEX price for the quarter of $117.98.

During the second half of 2008 and into 2009, Petrohawk is undertaking a significant expansion of its gathering systems to service growing production from the Haynesville, Fayetteville and the Eagle Ford Shales. The Fayetteville Shale gathering project is expected to be completed by year-end 2008. These projects, along with the Company’s ongoing focus on optimizing marketing and transportation arrangements, should help support price realizations near historical levels, which have not reflected significant differentials from NYMEX pricing. However, the Company is experiencing widening basis differentials on a portion of production from the Fayetteville Shale. This issue should be alleviated upon completion of the Boardwalk gas pipeline which is expected to be completed in December 2008.

At September 30, 2008, Petrohawk had approximately $257 million of cash and marketable securities and $1.1 billion in revolver capacity. During the nine months ended September 30, 2008, the Company expended $548 million on drilling and completions.

Petrohawk’s previously stated guidance for the full year 2008 includes expected average daily production of between 295 and 315 Mmcfe/d. For the fourth quarter 2008, average daily production is expected to be between 355 and 365 Mmcfe/d.

"During the quarter we delivered double-digit production growth, further decreased lease operating costs and we are expecting significant production growth again in the fourth quarter," said Floyd C. Wilson, Chairman, President and Chief Executive Officer. “As evidenced by performance in each of our core areas, our staff continues to successfully explore and develop at the cutting edge in some of the most economic and prospective shale plays in North America.

“From a balance sheet perspective, we have navigated the recent turmoil in the markets through drilling performance, a conservative financing structure with substantial liquidity, a low operating cost structure, and aggressive exploration, enhancing our capability to deliver growth even when capital conservation is in order. Our ability to decelerate or accelerate our program when desired is an important tool we have used amidst unprecedented volatility. The incredible opportunities within our portfolio provide Petrohawk with a multi-year platform for economic growth.”

New Well Completed in the Haynesville Shale

Since its operational update on October 21, 2008, Petrohawk has completed one additional well in Bossier Parish, Louisiana, targeting the Haynesville Shale. The EGP #64H (100% WI), located in Section 10, Township 16 North, Range 11 West, was placed on production at a rate of approximately 15.7 Mmcfe/d, on a 24/64” choke with 6700 pounds flowing casing pressure. The well has a lateral length of approximately 4,100 feet and was completed using 12 stages of fracture stimulation.

The Company has completed a total of four wells in the Haynesville Shale, all with initial production rates over 15 Mmcfe/d. Petrohawk expects to average 14 operated rigs during 2009 in this area, targeting the Haynesville Shale, Bossier Shale and the Cotton Valley Lime formations. Twelve of these rigs will drill locations in Northwest Louisiana, and two will drill on acreage in East Texas.

Petrohawk Expands Leasehold in Eagle Ford Shale

Petrohawk has leased an additional 50,000 net acres contiguous to its original 100,000 net acre leasehold position, which the Company believes is equally prospective for commercial production from the Eagle Ford Shale play. The 150,000 net acre position spans from La Salle County, Texas eastward into neighboring McMullen County, Texas. Petrohawk is currently drilling the lateral on its second test well in the play and anticipates completing the well later this month. The Company plans to continue developing its acreage using one rig for the balance of 2008 and 2009.

Petrohawk Earnings Conference Call and Webcast

Petrohawk will host a conference call on Thursday, November 6, 2008 at 9:00 a.m. CST (10:00 a.m. EST) to discuss third quarter 2008 financial and operating results. To access the call, dial 800-644-8607 five minutes before the call begins. Please reference Petrohawk Energy Conference ID 67472974. International callers may also participate by dialing 706-679-8184. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until November 20, 2008. To access the replay, please dial 800-642-1687 and reference conference ID 67472974. International callers may listen to a playback by dialing 706-645-9291, also referencing conference ID 67472974. In addition, the call will be available via webcast on Petrohawk's website at http://www.petrohawk.com.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of natural gas and oil with properties concentrated in Northwest Louisiana and East Texas (Haynesville / Bossier Shale and Cotton Valley), Arkansas (Fayetteville Shale), South Texas (Eagle Ford Shale), Oklahoma and the Permian basin.

For more information contact Joan Dunlap, Vice President—Investor Relations, at 832-204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

Additional Information for Investors

This press release contains forward-looking information regarding Petrohawk that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Petrohawk’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in these statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Petrohawk’s operations or financial results are included in Petrohawk’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Petrohawk does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

# # #

PETROHAWK ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating revenues:
Oil and gas	$304,960	$213,337	$824,531	$656,062

Operating expenses:
Production:
Lease operating	12,324	17,236	37,621	50,528
Workover and other	1,696	2,110	3,482	6,132
Taxes other than income	12,185	12,844	37,185	43,122
Gathering, transportation and other	12,489	8,265	32,956	23,288
General and administrative	18,996	15,839	52,364	48,420
Depletion, depreciation and amortization	99,400	101,112	269,221	297,160

Total operating expenses	157,090	157,406	432,829	468,650

Income from operations	147,870	55,931	391,702	187,412

Other income (expenses):
Net gain (loss) on derivative contracts	388,216	20,337	(32,130)	(7,005)
Interest expense and other	(40,018)	(34,308)	(102,709)	(96,847)

Total other income (expenses)	348,198	(13,971)	(134,839)	(103,852)

Income before income taxes	496,068	41,960	256,863	83,560
Income tax provision	(190,603)	(15,165)	(99,776)	(30,549)

Net income available to common stockholders	$305,465	$26,795	$157,087	$53,011

Net income per share of common stock:
Basic	$1.30	$0.16	$0.75	$0.32

Diluted	$1.28	$0.16	$0.74	$0.31

Weighted average shares outstanding:
Basic	235,235	167,920	208,549	167,671

Diluted	239,479	172,273	212,503	171,779

PETROHAWK ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	September 30, 2008	December 31, 2007
Assets:
Current assets	$546,679	$189,193
Net oil and gas properties	5,467,360	3,155,672
Other assets	1,067,047	1,327,574

Total assets	$7,081,086	$4,672,439

Liabilities and stockholders’ equity:
Current liabilities	$519,797	$360,497
Long-term debt	1,829,713	1,595,127
Other noncurrent liabilities	789,392	707,918
Stockholders’ equity	3,942,184	2,008,897

Total liabilities and stockholders’ equity	$7,081,086	$4,672,439

PETROHAWK ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$305,465	$26,795	$157,087	$53,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	99,400	101,112	269,221	297,160
Income tax provision	190,603	15,165	99,776	30,549
Stock-based compensation	3,389	3,581	9,068	9,866
Net unrealized (gain) loss on derivative contracts	(423,917)	3,024	(57,337)	48,062
Net realized gain on derivative contracts acquired	—	(684)	—	(3,113)
Other	2,211	1,520	2,292	4,258

Cash flow from operations before changes in working capital	177,151	150,513	480,107	439,793
Changes in working capital	60,044	6	45,677	13,195

Net cash provided by operating activities	237,195	150,519	525,784	452,988

Cash flows from investing activities:
Oil and gas capital expenditures	(1,151,837)	(243,991)	(2,545,944)	(699,884)
Acquisition of One Tec, LLC, net of cash acquired of $2,145	—	(39,910)	—	(39,910)
Proceeds received (outlayed) from sale of oil and gas properties	(3,576)	(792)	107,324	8,063
Marketable securities purchased	(1,034,979)	—	(2,151,077)	—
Marketable securities redeemed	1,271,971	—	1,898,358	—
Decrease in restricted cash	—	—	269,837	—
Other operating property and equipment expenditures	(44,484)	(517)	(75,525)	(2,502)

Net cash used in investing activities	(962,905)	(285,210)	(2,497,027)	(734,233)

Cash flows from financing activities:
Proceeds from exercise of options	510	996	10,770	2,962
Proceeds from issuance of common stock	762,738	—	1,831,951	—
Offering costs	(29,037)	—	(73,754)	—
Proceeds from borrowings	368,000	295,000	1,964,000	782,000
Repayment of borrowings	(368,865)	(158,332)	(1,736,266)	(501,170)
Debt issue costs	(4,832)	—	(23,391)	—
Net realized gain on derivative contracts acquired	—	684	—	3,113
Other	—	47	—	(1,452)

Net cash provided by financing activities	728,514	138,395	1,973,310	285,453

Net increase in cash	2,804	3,704	2,067	4,208
Cash at beginning of period	1,075	6,097	1,812	5,593

Cash at end of period	$3,879	$9,801	$3,879	$9,801

PETROHAWK ENERGY CORPORATION

SELECTED OPERATING DATA (Unaudited)

(In thousands, except per unit and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Production:
Natural gas—Mmcf	26,701	25,601	71,637	75,196
Crude oil—Mbbl	378	742	1,128	2,221
Natural gas equivalent—Mmcfe	28,972	30,052	78,405	88,522
Average daily production—Mmcfe	315	327	286	324

Average price per unit:
Realized natural gas price - Mcf—as reported	$9.68	$6.22	$9.71	$6.85
Realized impact of derivatives - Mcf	(0.85)	0.99	(0.79)	0.54

Net realized natural gas price - Mcf	$8.83	$7.21	$8.92	$7.39

Realized crude oil price - Bbl—as reported	$117.14	$73.04	$110.17	$63.73
Realized impact of derivatives - Bbl	(34.28)	(2.68)	(30.47)	0.24

Net realized crude oil price - Bbl	$82.86	$70.36	$79.70	$63.97

Cash flow from operations (1)	$177,151	$150,513	$480,107	$439,793
Cash flow from operations—per share (diluted)	$0.74	$0.87	$2.26	$2.56

Average cost per Mcfe:
Production:
Lease operating	$0.43	$0.57	$0.48	$0.57
Workover and other	0.06	0.07	0.04	0.07
Taxes other than income	0.42	0.43	0.47	0.49
Gathering, transportation and other	0.43	0.28	0.42	0.26

General and administrative:
General and administrative	0.54	0.41	0.55	0.44
Stock-based compensation	0.12	0.12	0.12	0.11
Depletion	3.39	3.32	3.39	3.32

(1)

Represents cash flow from operations before changes in working capital. See the Condensed Consolidated Statements of Cash Flows for a reconciliation from this non-GAAP financial measure to the most comparable GAAP financial measure.

PETROHAWK ENERGY CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Unrealized (gain) loss on derivatives:(1)
Natural gas	$(374,622)	$111	$(51,111)	$36,588
Crude oil	(49,295)	2,913	(6,226)	11,474

Total mark-to-market non-cash charge	(423,917)	3,024	(57,337)	48,062
Master limited partnership withdrawal	—	—	3,352	—
Senior revolving credit facility reduction	—	—	782	—

Total selected items, before tax	(423,917)	3,024	(53,203)	48,062
Income tax effect of selected items	162,403	(1,106)	20,382	(17,571)

Selected items, net of tax	(261,514)	1,918	(32,821)	30,491
Net income available to common stockholders, as reported	305,465	26,795	157,087	53,011

Net income available to common stockholders, excluding selected items	$43,951	$28,713	$124,266	$83,502

Basic net income per share of common stock, as reported	$1.30	$0.16	$0.75	$0.32
Impact of selected items	(1.11)	0.01	(0.16)	0.18

Basic net income per share of common stock, excluding selected items	$0.19	$0.17	$0.59	$0.50

Diluted net income per share of common stock, as reported	$1.28	$0.16	$0.74	$0.31
Impact of selected items	(1.09)	0.01	(0.15)	0.18

Diluted net income per share of common stock, excluding selected items	$0.19	$0.17	$0.59	$0.49

(1)	Represents the unrealized (gain) loss associated with the mark-to-market valuation of outstanding derivative positions at September 30, 2008 and 2007.